Exhibit 99.1

AutoNation Reports First-Quarter Earnings From Continuing
Operations of $0.37 Per Share
•	Record first-quarter operating income of $203 million

•	Revenue growth of 4%

•	Premium luxury new vehicle revenue up 15%
     FORT LAUDERDALE, Fla (April 27, 2006) —AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2006 first-quarter net income from continuing operations of $98 million or $0.37 per share, compared to year-ago net income from continuing operations of $89 million or $0.33 per share, an increase of 12% per share. First-quarter results include approximately $0.01 per share of non-cash compensation expense related to employee stock options, which is a component of selling, general and administrative (SG&A) expenses. The prior year’s first-quarter results included a $0.03 per share charge from senior note repurchases.
     First-quarter 2006 revenue totaled $4.7 billion, an increase of 4% compared to the year-ago period, with revenue growth in new vehicles of 2%, retail used vehicles of 5%, parts and service of 5%, and finance and insurance of 5%. New vehicle revenue was driven by a 15% increase in premium luxury revenue. Gross profit increased 4% and was up in all areas of the business. Operating income was a first-quarter record of $203 million, up 2% versus the prior year.
     Commenting on the quarter, Mike Jackson, AutoNation Chairman and Chief Executive Officer, stated, “AutoNation delivered solid results in the first quarter across the board and we’re especially pleased with the growth in premium luxury and our high-margin parts and service business. Also in March we closed on the acquisition of Autohaus Mercedes-Benz in Pompano Beach, Florida, with annual revenues of approximately $230 million, which will further enhance the contribution of premium luxury to our brand mix.”
     Mr. Jackson also stated, “In April, we successfully completed our tender offer for 50 million shares of our stock, which allowed us to deliver $1.15 billion of cash to stockholders while retaining financial flexibility to take advantage of future opportunities. As previously announced, we expect the transaction and related debt financing will be accretive to future earnings in the range of $0.13 to $0.15 per share on an annual basis.”
     The first quarter conference call may be accessed at 11:00 a.m. Eastern Time, by phone at 800-230-1085 or via the Internet (audio webcast) at http://www.AutoNation.com by clicking on the “About Us” link then clicking on “Investors” and then “Webcasts.” A playback of the conference call will be available after 2:30 p.m. Eastern Time April 27, 2006 through May 4, 2006 by calling 800-475-6701 (access code #823916).

About AutoNation, Inc.
AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and a component of the Standard and Poor’s 500 Index. AutoNation has approximately 27,000 full-time employees and owns and operates 345 new vehicle franchises in 17 states. For additional information, please visit http://corp.AutoNation.com or www.AutoNation.com, where more than 100,000 vehicles are available for sale.
FORWARD LOOKING STATEMENTS
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in the Company’s SEC filings. The Company undertakes no duty to update its forward-looking statements, including its long-term growth targets and EPS accretion estimates.
NON-GAAP FINANCIAL MEASURES
The attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as net income and diluted earnings per share from continuing operations for the three-month period ended March 31, 2005, adjusted to exclude the effect of repurchases during the first quarter of 2005 of the Company’s 9% senior unsecured notes due 2008. As required by SEC rules, the Company has provided reconciliations of these measures to the most directly comparable GAAP measures, which are set forth in the attachments to this release. The Company believes that each of the foregoing non-GAAP financial measures improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

UNAUDITED CONSOLIDATED INCOME STATEMENTS
UNAUDITED SUPPLEMENTARY DATA
UNAUDITED SUPPLEMENTARY DATA, Continued
UNAUDITED SUPPLEMENTARY DATA, Continued
UNAUDITED SAME STORE DATA

AUTONATION, INC.
UNAUDITED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenue:
New vehicle	$2,691.3	$2,640.2
Used vehicle	1,144.1	1,065.2
Parts and service	667.4	635.3
Finance and insurance	152.4	144.7
Other	18.8	19.5

Total revenue	4,674.0	4,504.9

Cost of sales:
New vehicle	2,491.1	2,445.4
Used vehicle	1,029.4	952.3
Parts and service	374.2	360.0
Other	7.7	8.1

Total cost of sales	3,902.4	3,765.8

Gross profit	771.6	739.1

Selling, general and administrative expenses	548.6	519.5
Depreciation and amortization	19.8	19.9
Other expenses	—	0.1

Operating income	203.2	199.6

Floorplan interest expense	(32.5)	(24.7)
Other interest expense	(12.0)	(17.6)
Other interest expense — senior note repurchases	—	(14.4)
Interest income	3.5	1.5
Other losses	—	(0.9)

Income from continuing operations before income taxes	162.2	143.5

Provision for income taxes	64.4	54.2

Net income from continuing operations	97.8	89.3

Income (loss) from discontinued operations, net of income taxes	(10.6)	7.7

Net income	$87.2	$97.0

Diluted earnings per share:
Continuing operations	$0.37	$0.33
Discontinued operations	$(0.04)	$0.03

Net income	$0.33	$0.36

Weighted average common and common equivalent shares outstanding	267.4	270.3

Common shares outstanding	264.5	262.7

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2006	2005	$Variance	% Variance

Revenue:
New vehicle	$2,691.3	$2,640.2	$51.1	1.9
Retail used vehicle	925.8	878.7	47.1	5.4
Wholesale	218.3	186.5	31.8	17.1

Used vehicle	1,144.1	1,065.2	78.9	7.4

Parts and service	667.4	635.3	32.1	5.1
Finance and insurance	152.4	144.7	7.7	5.3
Other	18.8	19.5	(0.7)

Total revenue	$4,674.0	$4,504.9	$169.1	3.8

Gross profit:
New vehicle	$200.2	$194.8	$5.4	2.8
Retail used vehicle	112.2	109.8	2.4	2.2
Wholesale	2.5	3.1	(0.6)

Used vehicle	114.7	112.9	1.8	1.6

Parts and service	293.2	275.3	17.9	6.5
Finance and insurance	152.4	144.7	7.7	5.3
Other	11.1	11.4	(0.3)

Total gross profit	771.6	739.1	32.5	4.4

Selling, general and administrative expenses	548.6	519.5	(29.1)	(5.6)

Depreciation and amortization	19.8	19.9	0.1
Other expenses	—	0.1	0.1

Operating income	203.2	199.6	3.6	1.8
Floorplan interest expense	(32.5)	(24.7)	(7.8)
Other interest expense	(12.0)	(17.6)	5.6
Other interest expense — senior note repurchases	—	(14.4)	14.4
Interest income	3.5	1.5	2.0
Other losses	—	(0.9)	0.9

Income from continuing operations before income taxes	$162.2	$143.5	$18.7	13.0

Retail vehicle unit sales:
New	89,279	89,955	(676)	(0.8)
Used	58,091	58,624	(533)	(0.9)

	147,370	148,579	(1,209)	(0.8)

Revenue per vehicle retailed:
New	$30,145	$29,350	$795	2.7
Used	$15,937	$14,989	$948	6.3

Gross profit per vehicle retailed:
New	$2,242	$2,166	$76	3.5
Used	$1,931	$1,873	$58	3.1
Finance and insurance	$1,034	$974	$60	6.2

Operating Percentages	Three Months Ended March 31,
	% 2006	% 2005

Revenue mix percentages:
New vehicle	57.6	58.6
Used vehicle	24.5	23.6
Parts and service	14.3	14.1
Finance and insurance	3.3	3.2
Other	0.3	0.5

	100.0	100.0

Gross profit mix percentages:
New vehicle	25.9	26.4
Used vehicle	14.9	15.3
Parts and service	38.0	37.2
Finance and insurance	19.8	19.6
Other	1.4	1.5

	100.0	100.0

Operating items as a percentage of revenue:
Gross profit:
New vehicle	7.4	7.4
Used vehicle — retail	12.1	12.5
Parts and service	43.9	43.3
Total	16.5	16.4
Selling, general and administrative expenses	11.7	11.5
Operating income	4.3	4.4

Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	71.1	70.3
Operating income	26.3	27.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Cash Flow Information	Three Months Ended March 31,
	2006	2005

Capital expenditures, excluding property operating lease buy-outs	$19.9	$20.4

Property operating lease buy-outs	$—	$—

Stock repurchases	$—	$70.9

Acquisitions	$67.4	$2.1

Proceeds from exercises of stock options	$32.3	$23.0

Senior note repurchases	$—	$106.0

Floorplan Assistance and Expense	Three Months Ended March 31,
	2006	2005	Variance

Floorplan assistance earned (included in cost of sales)	$27.1	$26.4	$0.7
Floorplan interest expense	(32.5)	(24.7)	(7.8)

Net floorplan benefit (cost)	$(5.4)	$1.7	$(7.1)

Balance Sheet and Other Highlights
	March 31, 2006	December 31, 2005	March 31, 2005

Cash and cash equivalents	$256.6	$244.9	$31.1
Inventory	$2,673.6	$2,637.8	$2,757.1
Total floorplan notes payable	$2,376.3	$2,497.5	$2,561.7
Non-vehicle debt	$523.6	$525.0	$686.4
Equity	$4,798.3	$4,669.5	$4,322.4

New days supply (industry standard of selling days, including fleet)	55 days	55 days	61 days

Used days supply (trailing 30 days)	41 days	43 days	39 days

Brand Mix - New Vehicle Revenue %
	Three Months Ended March 31,

	% 2006	% 2005

Detroit 3:
Ford, Lincoln-Mercury	17.6	18.8
Chevrolet, Pontiac, Buick, Cadillac, GMC	14.3	15.9
Chrysler, Jeep, Dodge	8.3	8.8

Detroit 3 total	40.2	43.5

Premium Luxury:
Mercedes	10.3	9.1
BMW	5.0	4.8
Lexus	3.4	3.2
Other premium luxury (Land Rover, Porsche, Jaguar)	2.8	2.0

Premium Luxury total	21.5	19.1

Imports:
Honda	8.2	7.6
Toyota	13.1	12.8
Nissan	10.7	10.3
Other imports	6.3	6.7

Import total	38.3	37.4

	100.0	100.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*
	Three Months Ended March 31,
	Net Income		Diluted Earnings Per Share
	2006	2005	2006	2005

As reported	$87.2	$97.0	$0.33	$0.36
Discontinued operations — store divestitures, net of income taxes	10.6	4.0	$0.04	0.01
Discontinued operations — tax adjustments	—	(11.7)	$—	$(0.04)

From continuing operations, as reported	$97.8	$89.3	$0.37	$0.33
Senior note repurchases	—	8.7	—	$0.03

Adjusted	$97.8	$98.0	$0.37	$0.36

* Please refer to the “Non-GAAP Financial Measures” section of the Press Release.

Business Assumptions Impacting Long-term Average EPS Growth Target of 10% to 12% Per Year:

U.S. light vehicle annual unit sales	intensely competitive, nearly 17 million units

SGA % reduction (over 2006, 2007 and 2008)	approximately 100 bp
(SGA % of gross profit less floorplan interest expense)

Continued opportunistic redeployment of cash flow	share repurchase, capital expenditures and acquisitions

Targeted return on incremental invested capital	approximately 15% after-tax

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended March 31,
	2006	2005	$ Variance	% Variance

Revenue:
New vehicle	$2,678.0	$2,640.2	$37.8	1.4
Retail used vehicle	922.9	878.6	44.3	5.0
Wholesale	216.4	185.9	30.5	16.4

Used vehicle	1,139.3	1,064.5	74.8	7.0
Parts and service	663.7	635.3	28.4	4.5
Finance and insurance	152.1	144.3	7.8	5.4
Other	7.1	7.0	0.1	1.4

Total revenue	$4,640.2	$4,491.3	$148.9	3.3

Gross profit:
New vehicle	$198.9	$194.8	$4.1	2.1
Retail used vehicle	112.0	109.7	2.3	2.1
Wholesale	1.9	2.5	(0.6)

Used vehicle	113.9	112.2	1.7	1.5
Parts and service	290.8	275.3	15.5	5.6
Finance and insurance	152.1	144.3	7.8	5.4
Other	6.6	6.2	0.4	6.5

Total gross profit	$762.3	$732.8	$29.5	4.0

Retail vehicle unit sales:
New	89,063	89,955	(892)	(1.0)
Used	58,025	58,624	(599)	(1.0)

	147,088	148,579	(1,491)	(1.0)

Revenue per vehicle retailed:
New	$30,069	$29,350	$719	2.4
Used	$15,905	$14,987	$918	6.1

Gross profit per vehicle retailed:
New	$2,233	$2,166	$67	3.1
Used	$1,930	$1,871	$59	3.2
Finance and insurance	$1,034	$971	$63	6.5

Operating Percentages	Three Months Ended March 31,
	% 2006	% 2005

Revenue mix percentages:
New vehicle	57.7	58.8
Used vehicle	24.6	23.7
Parts and service	14.3	14.1
Finance and insurance	3.3	3.2
Other	0.1	0.2

	100.0	100.0

Gross profit mix percentages:
New vehicle	26.1	26.6
Used vehicle	14.9	15.3
Parts and service	38.1	37.6
Finance and insurance	20.0	19.7
Other	0.9	0.8

	100.0	100.0

Operating items as a percentage of revenue:
Gross Profit:
New vehicle	7.4	7.4
Used vehicle — retail	12.1	12.5
Parts and service	43.8	43.3
Total	16.4	16.3